Exhibit 107
Calculation of Filing Fee Tables
S-3
(Form Type)

Vistra Operations Company LLC
Vistra Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Footnote	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	7.000% Series A Junior Subordinated Notes due 2057	457(r)	850,000,000		$850,000,000.00	0.0001381	$117,385.00
Fees to be Paid	2	Other	Guarantees of 7.000% Series A Junior Subordinated Notes due 2057	Other			$0.00	0.0001381	$0.00
Fees to be Paid	3	Debt	7.250% Series B Junior Subordinated Notes due 2057	457(r)	650,000,000		$650,000,000.00	0.0001381	$89,765.00
Fees to be Paid	4	Other	Guarantees of 7.250% Series B Junior Subordinated Notes due 2057	Other			$0.00	0.0001381	$0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:					$1,500,000,000.00		$207,150.00
		Total Fees Previously Paid:							$0.00
		Total Fee Offsets:							$0.00
		Net Fee Due:							$207,150.00

Offering Note

(1)
Vistra will guarantee the notes being registered. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due for the guarantees.

(2)	See Footnote (1)

(3)	See Footnote (1)

(4)	See Footnote (1)

Table 2: Fee Offset Claims and Sources	☑Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses	☑Not Applicable

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A